UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

HER IMPORTS

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	30-0802599
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

8250 W. Charleston Blvd., Suite 110, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

702-544-0195

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 2 on Form 8-K/A (the “Second Amendment”) to amend our Form 8-K/A No. 1 filed on June 23, 2017 (the “First Amendment”) and the Form 8-K filed on June 9, 2017. This Second Amendment is being filed to revise disclosure with respect to the dismissal of Marcum LLP and the erroneous representation that there were no disagreements with Marcum with respect to accounting principles or practices. Upon receipt of the Marcum letter, in haste we filed the First Amendment without revising the disclosure in the initial Form 8-K. On the filing date of the First Amendment, Her Imports (the “Company”) hired new securities counsel and did not consult with its new counsel prior to filing the Second Amendment.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)        Termination of Company’s Independent Registered Public Accounting Firm

On June 8, 2017, the Board of Directors of the Company notified Marcum LLP (“Marcum”) that it was dismissing Marcum as its independent registered public accounting firm effective immediately.

Since Marcum’s engagement by the Company, Marcum has not completed any interim reviews or issued any reports on the financial statements of the Registrant.

During Marcum’s engagement, Marcum raised concerns with the respect to the Company’s accounting of its outstanding preferred stock (the “Disagreement”) and no satisfactory resolution or conclusion was reached at the time of Marcum’s termination. The First Amendment contained Marcum’s letter. That First Amendment, of course, should have disclosed the Disagreement which Marcum’s letter points out.

(b)        Appointment of Company’s New Independent Registered Public Accounting Firm

Separately, on June 8, 2017, the Company re-engaged RBSM LLP (“RBSM”), the Company’s prior independent registered accounting firm, effective immediately.

ITEM 9.01 – Financial Statements, Pro Forma Financial Statements Information and Exhibits.

(d) Exhibits:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
16.3	Letter from Marcum LLP dated June 22, 2017 to the Securities and Exchange Commission regarding statements included in this Form 8-K		8-K/A No 1	NA	16.3	June 23, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Her Imports Registrant

Date: June 26, 2017	By:	/s/ Barry Hall
	Name:	Barry Hall
	Title:	CEO/CFO

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